                                                              EXHIBIT 10.(viii)



                               LICENSE AGREEMENT


         THIS LICENSE AGREEMENT (the "Agreement') is made and entered into this 12th day of July, 1995 and is effective as of the 12th day of July, 1995 (the "Effective Date") by and between VIRAGEN TECHNOLOGY, INC., a Florida corporation (the "Licensor') and VIRAGEN (SCOTLAND) LTD., a Scottish Private Limited Company, No. 1557106 (the "Licensee").

                                    RECITALS

         A. The Licensor has the exclusive rights, by assignment or by license, to sublicense, throughout the world, the "Proprietary Rights," as hereinafter defined, relating to the "Licensed Property," as hereinafter defined, which includes the "Licensed Patent Rights," as hereinafter defined, the "Licensed Processes," as hereinafter defined, and "Licensed Technology," as hereinafter defined, (which Licensed Technology shall specifically include the "Confidential Information," as hereinafter defined) and which Licensed Property is used to manufacture natural alpha interferon derived from human leukocytes.

         B. The Licensee has represented and warranted to the Licensor that the Licensee has the ability and the capacity to perform the Licensee's obligations set forth in this Agreement and but for these representations and warranties by the Licensee to the Licensor, the Licensor would not have entered into this Agreement.

         C. The Licensee desires to obtain an exclusive license to the Proprietary Rights related to the Licensed Property within the "Exclusive Territory," as hereinafter defined, and the Licensor is willing to grant such exclusive license to the Licensee, pursuant to the terms and conditions set forth in this Agreement.

         D. The Licensee desires to obtain a non-exclusive license to the Proprietary Rights related to the Licensed Property within the "Non-exclusive Territory," as hereinafter defined, and the Licensor is willing to grant such non-exclusive license to the Licensee, pursuant to the terms and conditions set forth in this Agreement.

         E. The Licensor has established a valuable reputation and goodwill in its "Business," as hereinafter defined, and the Licensee, by virtue of the grant of the license which is the subject matter of this Agreement, shall become familiar with and possessed in connection with the Licensed Property and specifically including the Confidential Information, pertaining to the Licensor's Business which is the subject matter of this Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements herein made, the Licensor and the Licensee do hereby agree as follows:

         1. Recitals. The above recitals are true, complete and correct and are herein incorporated by reference.

         2. Definitions. When used in this Agreement, the following terms shall have the meanings set forth in this Section 2 or as otherwise set forth in this Agreement.

                  (a) "Affiliate" means any parent, subsidiary, brother or sister company, employee, independent contractor, agent, partner, shareholder, consultant, controlling person, co-venturer, officer, or director of a party and shall specifically include when used with reference to a specified Person,
(i) any Person that directly or indirectly controls or is controlled by or is under common control with the specified Person, (ii) any Person that is a responsible employee of, an officer of, partners in or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is a responsible employee, officer, partner or trustee, or with respect to which the specified Person serves in a similar capacity, and
(iii) any Person that, directly or indirectly, is the beneficial owner of 10% or more of any class of equity interests or equity securities of the specified Person or of which the specified Person is directly or indirectly the owner of 10% or more of any class of equity interests or equity securities. The above definition notwithstanding, for purposes of this Agreement, the term "Affiliate" specifically does not include the Licensor.

                  (b) "Agreement" means this License Agreement, as amended, modified, or supplemented from time to time in writing.

                  (c) "Business" or "Business Activities" means any activities of the Licensor now or during the effective period of this Agreement, and specifically including the manufacture of the Licensed Products.

                  (d) "Confidential information" means trade secrets, private or secret processes, methods and ideas, as they exist from time to time, customer lists and information concerning the Licensor's products, services, business records and plans, inventions, product design information, price structure, discounts, costs, computer programs and listings, source codes and/or object codes, copyrights, trademarks, proprietary information, formulae, protocols, standard operating procedures, forms, "Documents," as hereinafter defined, procedures, training methods, technical information, databases, data, algorithms, marketing activities and procedures, method for operating of the Licensor's Business, credit and financial data concerning the Licensor and the Licensor's Clients and Client Lists (the "Client Lists"), which Client Lists shall not only mean one or more of the names and addresses of the Clients of the Licensor but it shall also encompass any and all information whatsoever regarding them, including their needs, and marketing and advertising practices and plans and information which is embodied in written or otherwise recorded form, but it shall also include information which is mental, not physical.

                  (e) "Documents" means all original written, recorded, or graphic matters whatsoever, and any and all copies thereof, including, but not limited to: papers, books, records, tangible things, computer disks, computer files, lab books, correspondence, telex messages, facsimiles, memoranda, work-papers, reports, statements, summaries, analyses, evaluations, client records and information, agreements, agendas, advertisements, manuals, brochures, publications, directories, industry lists, schedules, price lists, client lists, statistical records, training manuals, computer printouts, books of account, records and invoices reflecting business operations, all things similar to any of the foregoing however denominated. In all cases where originals are not available, the term "Documents" shall also mean identical copies of original documents or non-identical copies thereof.

                  (f) "European Union" (the European Common Market) means those countries which are members of the European Union, a group of countries which include the United Kingdom, France, Belgium, Italy, Germany, Portugal, Spain, Norway, Sweden and Denmark or which may become members in the future.

                  (g) "Exclusive Territory" means for all countries comprising the European Union; provided however that to the extent (i) that any country other than those countries currently defined as member nations of the EU shall subsequently become a member nation, and (ii) such country shall have previously entered into an agreement with the Licensor, then the Licensee shall only be entitled to a license (be it exclusive or non-exclusive) within that country that is not contrary to the agreement between that country and the Licensor.

                  (h) "Interferon" means natural alpha interferon derived from human leukocytes.

                  (i) "Licensed Patent Rights" means all patents throughout the World (including patents of importation, improvement patents, patents and certificates of addition and utility models, composition of matter patents, as well as divisions, reissues, continuations, renewals and extensions of the foregoing), applications therefor, and patents which may be issued upon such applications,

                           i) as to which patents or applications the Licensor has at any time during the term of this Agreement, the right to grant licenses of or within the scope of licenses granted in this Agreement, and

                           ii)      which cover inventions or designs
         applicable to Licensed Processes all as set forth more fully on Exhibit A, attached hereto and incorporated herein (and as may be amended from time to time) to this Agreement,

                  (j) "Licensed Processes" means the process or processes to manufacture the Licensed Products and specifically including

                           i)       the standard operating procedures ("SOPs");

                           ii)      master batch records; and

                           iii) protocols (including the processing prior to purification which is commonly referred to as the 'upstream processing' and the processing subsequent to purification which is commonly referred to as the 'downstream processing' (collectively the "Protocols")

to manufacture the Licensed Products which is the subject of this Agreement.

                  (k)      "Licensed Products" means Interferon.

                  (l) "Licensed Property" means the Licensed Patent Rights, the Licensed Processes and the Licensed Technology.

                  (m) "Licensed Technology" means all of the trade secrets, know-how, show-how, inventions, patents including U.S. Patent(s) and U.S. Patent(s) applications as set forth more fully on Exhibit B attached hereto and incorporated herein, lab books, formulae, processes, computer systems, methods, discoveries, business methods, Confidential Information, expertise, copyrights, trademarks, service marks, plans, drawings, sketches, prototypes, tooling and information of any nature whatsoever which relates to the design, manufacture, assembly and sale of the Licensed Processes, developed, possessed, conceived, or used by the Licensor relating to the Licensed Processes, including any modifications, derivatives and translations thereof.

                  (n) "Non-Exclusive Territory" means throughout the World, except within the United States and its territories.

                  (o) "Person" means any individual, partnership, corporation, trust or other entity.

                  (p) "Proprietary Rights" means any and all rights and privileges provided under the patent, trademark, copyright, trade secret and other laws of the United States, the individual states thereof and jurisdictions foreign thereto throughout the World, and the goodwill associated therewith.

         3.       Grant of Exclusive License.

                  (a) Subject to the provisions of Section 8(b) of this Agreement, the Licensor grants to the Licensee, within the Exclusive Territory, an exclusive license, with the right to sublicense to third parties, subject to the prior written approval of the Licensor, which approval shall not be unreasonably withheld, upon terms and conditions consistent with this Agreement, for the lives of such Licensed Property, as applicable, to utilizing the Proprietary Rights and the Licensed Property in connection with the manufacture and distribution of the Licensed Products. This exclusive right and license herein granted shall apply to all Proprietary Rights and Licensed Property which the Licensor now owns or controls, or hereafter may own or control and which relate to the Licensed Property, and to all information and Documents, and specifically Confidential Information, which the Licensor now owns or controls or hereafter may own or control and which relate to the Licensed Property.

                  (b) The Licensee's rights, duties and obligations shall be in accordance with and governed by that certain Manufacturing and License Agreement (the "Scottish Agreement") between the Licensee and the Scottish National Blood Transfusion Service (the "Manufacturer"). A copy of the Scottish Agreement is attached hereto as Exhibit C and incorporated herein; provided, however, that the terms and conditions of this Agreement shall not, in any manner, be affected in the event of a termination of the Scottish Agreement for whatever reason.

                  (c) The manufacture and/or distribution of the Licensed Products shall be in accordance with all laws, rules and regulations promulgated by the respective regulatory and/or governmental agencies and/or authorities including, without limitation, those of the EU and the United kingdom.

         4.       Grant of Non-Exclusive License.

                  (a) Subject to the provisions of Section 5(b) of this Agreement, the Licensor grants to the Licensee, within the Non-Exclusive Territory, a non-exclusive, personal, non-assignable license, but with the right to sub-license to third parties, subject to the prior written approval of the Licensor, which approval shall not be unreasonably withheld, upon terms and conditions consistent with this Agreement, for the lives of such Licensed Property, as applicable, to utilizing the Proprietary Rights and the Licensed Property in connection with the manufacture and distribution. of the Licensed Products. This non-exclusive right and license herein granted shall apply to all Proprietary Rights and Licensed Property which the Licensor now owns or controls, or hereafter may own or control and which relate to the Licensed Property, and to all information and Documents, and specifically Confidential Information, which the Licensor now owns or controls or hereafter may own or control and which relate to the Licensed Property.

                  (b) The manufacture and/or distribution of the Licensed Products shall be in accordance with all laws, rules and regulations promulgated by the respective regulatory and/or governmental agencies and/or authorities including, without limitation, those of the EU and the United Kingdom.

                  (c) Except as set forth in Section 8(b)(i), the Licensee shall have the non-exclusive right to sell the Licensed Products worldwide.

         5. Sale and Distribution of the Licensed Products. The Licensor and the Licensee specifically agree that all Licensed Products produced or manufactured by the Manufacturer shall be distributed and/or sold exclusively by or through the Licensee.

         6.       Obligations of the Licensee.

                  (a) The obligations to be performed by the Licensee in connection with the grant of the license contemplated by this Agreement is to manufacture and distribute or supervise the manufacture and distribution of the Licensed Products utilizing the Licensed Property, and in accordance with all applicable laws, rules, and regulations promulgated by the appropriate regulatory agencies which govern the Licensed Property and the Licensed Products and specifically in accordance with the current Good Manufacturing Practices, as may be determined by the EU and/or United kingdom regulatory agencies; regulatory agencies; SOPs, Protocols or other procedures promulgated by the EU, the United kingdom, or other countries, as applicable, and each of their respective regulatory or governing agencies, as applicable (collectively the "Procedures").

                  (b) At all times relevant hereto, the Licensor shall use the Licensed Property in accordance with all Procedures, as set forth more fully in Section 6(a) of this Agreement.

                  (c) The Licensee shall use its best efforts to comply with ISO9000 standards as promulgated by the appropriate country where the Licensed Products are being manufactured or distributed.

                  (d) The Licensee shall only use the Licensed Property in the manner contemplated by this Agreement, unless otherwise agreed to in writing by the Licensor, which approval by the Licensor shall not constitute a waiver of the Licensor's rights or the duties under any provision of this Agreement.

                  (e) The Licensee shall at all times cause to appear, in connection with any of the Licensed Property on or within all advertising, instructional, informational, promotional or display material either bearing or incorporating the Licensed Property, all required legal notices as required pursuant to all Federal and international copyright, trademark and patent laws and as required by the Licensor.

                  (f) To preserve Licensors identification with the Licensed Property and to avoid confusion by the public, the Licensee agrees not to associate other Persons or entities or personalities with the Licensed Property hereunder in connection with the services or the advertising or display thereof on which the Licensed Property is used.

                  (g) The Licensee shall cooperate fully and in good faith with the Licensor for the purpose of securing and preserving the Licensee's (or any grantor of Licensee's) rights in and to the Licensed Property and Proprietary Rights in connection with the Licensed Property. In the event there has been no previous registration of the Licensed Property and/or any Proprietary Rights related thereto, the Licensee shall, at Licensor's request and expense, register such as a patent, copyright, trademark and/or service mark in the appropriate class, in the name of the Licensee. The Licensee further agrees to use its best efforts to obtain signatures of inventors associated with or employed by the Licensee in order to secure any and all patent rights, as may be reasonably required.

         7. Obligations of the Licensor. Subject to the provisions set forth in this Agreement, at the Licensee's cost and expense, the Licensor shall provide the Licensee with the Licensed Property which shall specifically include the know-how and show-how as to the Licensed Patent Rights, the Licensed Processes, and the Confidential Information, and which shall include all knowledge and information relating to any equipment unique to the Licensed Property and a sufficient amount of personnel to train the Licensee in the Licensed Property.

         8.       Royalties.

                  (a) Royalties to be Paid by the Licensee to the Licensor.

                           i) Initial Royalty Prepayment and Deposit. The Licensee shall prepay and deposit with the Licensor, within six (6) months from the Effective Date, a royalty payment of Two Million Dollars (US$2,000,000).

                           ii)      Continuing Royalty.

                                    a)       Subject to the prepayment of
                  royalty payments described in Section 8(a)(i) above, commencing one year from the Effective Date, the Licensee shall pay to the Licensor the greater of (i) Two Million Dollars (US$2,000,000)
                  annually or (ii) Ten Percent (10%) of the Licensee's gross revenues (as determined pursuant to US General Accepted Accounting Principles) of the Licensee, until such time as the sum of Eighteen Million Dollars (US$18,000,000) in royalty payments have been received by the Licensor from the Licensee; at which time

                                    b)       the Licensee shall pay to the
                  Licensor royalty payments equal to Eight Percent (8%) of its gross revenues (as determined pursuant to US Generally Accepted Accounting Principles) of the Licensee until such time as the sum of Twenty-Five Million Dollars (US$25,000,000) in royalty payments have been received by the Licensor from the Licensee; at which time

                                    c)       the Licensee shall pay to the
                  Licensor royalty payments equal to Five Percent (5%) of its gross revenues (as determined pursuant to US Generally Accepted Accounting Principles) of the Licensee thereafter.

                  (b)      Royalties to be Paid by the Licensor to the Licensee.

                           i) During the term of this Agreement, in the event that the Licensor grants an exclusive license to one or more entities to distribute and/or manufacture the Licensed Products outside the Licensee's Exclusive Territory (except the United States and its territories), then the Licensee shall receive a royalty payment equal to Five Percent (5%) of the gross revenues (as determined pursuant to US Generally Accepted Accounting Principles) generated by such exclusively licensed licensee(s) pursuant to such exclusive license granted by the Licensor; and provided further that the Licensee shall not distribute or sell any the Licensed Products within such exclusively licensed territory.

                           ii) During the term of this Agreement, in the event that the Licensor grants a non-exclusive license to one or more entities to distribute and/or manufacture the Licensed Products outside of the EU (except the United States and its territories), then the Licensee shall receive a royalty payment equal to Two Percent (2%) of the gross revenues (as determined pursuant to US Generally Accepted Accounting Principles) generated by such non-exclusive licensee(s) pursuant to such non-exclusive license granted by the Licensor.

                           iii) During the term of this Agreement, in the event that the Licensor (A) manufactures or distributes the Licensed Products within the United States or any of its territories or (B) grants a license or licenses to one or more entities to manufacture or distribute the Licensed Products within the United States or any of its territories, then the Licensee shall receive a royalty payment from the Licensor equal to Two Percent (2%) of the gross revenues (as determined pursuant to US Generally Accepted Accounting Principles) generated by such non-exclusive licensee(s) pursuant to such agreements.

                  (c) Other Products Resulting from Scottish Agreement. In the event that other biopharmaceutical products are developed and are manufactured by, through or as a result of the Scottish Agreement, then all revenues generated as a result of any licensing, distribution, sale and/or otherwise of such products shall be divided between the Licensor and the Licensee on a

50%/50% basis; provided, however, that any and all costs and/or expenses incurred in connection with such licensing, distribution, sale or otherwise of such products shall be borne equally between the Licensor and the Licensee, subject to the prior consent of both parties.

                  (d) Commencement of Payments. Except as to the initial royalty payment and deposit in the aggregate amount of Two Million Dollars (US$2,000,000) described in Section 8(a)(i) of this Agreement, all royalty payments to be paid pursuant to this Section 8 shall accrue until such time as the Licensed Products have been approved for distribution and sale by the respective regulative or governing authority at which time all royalty payments shall be paid as described on Exhibit D attached hereto and incorporated herein.

         9.       Accounting.

                  (a) Within thirty (30) days following each calendar quarter and within thirty (30) days from the date of termination of this Agreement, the appropriate party shall furnish the other party with an accounting (prepaid in accordance with Generally Accepted Accounting Principles) of all amounts due pursuant to Section 8 of this Agreement.

                  (b) Concurrent with the furnishing of each accounting, Licensee shall pay to Licensor the amounts due to the Licensor for that quarter pursuant to Section 8 of this Agreement.

                  (c) For purposes of this Agreement, payments shall accrue at the time when Licensed Products are shipped from the Licensee's warehouse or from the warehouse of an agent of the Licensee, whichever is earlier.

                  (d) The appropriate party shall keep accurate books of account and shall permit independent auditors appointed by the other party, at reasonable intervals during ordinary business hours, to inspect such books of account to the extent reasonably necessary to ascertain the accuracy of the accounting hereunder, such inspection being at the inspecting party's expense.

                  (e) It is agreed that nothing contained in this Agreement shall be construed as an assignment or grant of any right, title or interest in or to the Licensed Property, it being understood that all rights relating thereto are reserved by the Licensor, except for the license hereunder to the Licensee of the right to use and utilize the Licensed Property only as specifically and expressly provided in this Agreement.

                  (f) The Licensor shall retain title to the Licensed Property and to any derivative works, modifications, improvements, translations and new discoveries pertaining to it, whether or not patented, copyrighted or trademarked, as applicable, by the Licensor. The Licensee's use of the Licensed Property shall inure to the benefit of the Licensor and the Licensee shall not at any time acquire any rights in any of the Licensed Property by virtue of any use the Licensee may make of such Licensed Property, and which shall specifically include any proprietary rights originated, conceived, created or developed by the Licensee or with the assistance of others, as a result of the Licensed Property.

                  (g) All rights created by or arising from the use of the Licensed Property by the Licensee shall be and remain the sole and exclusive property of the Licensor except in connection with the Licensed Property.

                  (h) The Licensee shall execute the document or documents necessary to evidence such ownership interest of the Licensor in any rights or title set forth in this Section 9.

         10. Representations and Warranties of the Licensor. The Licensee represents and warrants:

                  (a) The Licensor is a Florida corporation, duly organized and validly existing and in good standing under the laws of the State of Florida and has full corporate power to own, lease and operate its properties and assets and to carry on its business as and where it is now being conducted, to enter into this Agreement and to consummate the transactions contemplated hereby.

                  (b) The officers of the Licensor have taken all action required by law to authorize the execution and delivery of this Agreement and the transactions contemplated hereby. The execution, delivery and performance of this Agreement constitutes the valid and binding Agreement of the Licensor enforceable in accordance with its terms. Neither the execution and delivery of this Agreement, the consummation of the transaction contemplated hereby, nor the fulfillment of or compliance with the terms and provisions of this Agreement conflict with or result in a breach of any of the terms, conditions or provisions of any corporate restriction to which the Licensor is a party or by which it is bound.

                  (c) No representation and warranty by the Licensor in this Agreement and no statement in this Agreement or any document or certificate furnished or to be furnished to the Licensee pursuant hereto contains or will contain any material untrue statement, or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

                  (d) The Licensor represents and warrants that with respect to the Licensed Property, it has the legal power to extend the rights granted to the Licensee pursuant to this Agreement and that it has not made any commitments to others inconsistent with or in derogation of such rights.

         11. Representations and Warranties of the Licensee. The Licensee represents and warrants:

                  (a) The Licensee is a Scottish Private Limited Company, No. 1557106, duly organized, validly existing and in good standing under the laws of the Country of Scotland, and has full corporate power to own, lease and operate its properties and assets and to carry on its business as and where it is now being conducted, to enter into this Agreement and to consummate the transactions contemplated hereby.

                  (b) The officers of the Licensee have taken all action required by law to authorize the execution and delivery of this Agreement and the transactions contemplated hereby.

The execution, delivery and performance of this Agreement constitutes the valid and binding Agreement of the Licensee enforceable in accordance with its terms. Neither the execution and delivery of this Agreement, the consummation of the transaction contemplated hereby, nor the fulfillment of or compliance with the terms and provisions of this Agreement, conflict with or result in a breach of any of the terms, conditions or provisions of any corporate restriction to which the Licensee is a party or by which it is bound.

                  (c) No representation and warranty by the Licensee in this Agreement and no statement in this Agreement or any document or certificate furnished or to be furnished to the Licensor pursuant hereto contains or will contain any untrue statement, or omits or will omit to state a fact necessary in order to make the statements contained therein not misleading.

                  (d) The Licensee represents and warrants that it has the capacity to manufacture the Licensed Products in accordance with the terms and conditions set forth and contemplated in and by this Agreement and that it has not made any commitments to others inconsistent with or in derogation of such rights.

         12. Notification of Potential or Actual Infringement. The Licensee shall notify the Licensor, in writing, of any possible infringements or imitations by others of the Licensed Property, or properties similar to those covered in this Agreement which may come to the Licensee's attention and provide the Licensor with all information which it has relating to such claim at the time of sending such notice. The Licensor shall endeavor to investigate unauthorized uses by others of their respective licensed property brought to its attention by the Licensee. The Licensor shall have the sole right to determine whether or not any action shall be taken on account of any such infringements or imitations.

         13. Cooperation by Licensee. In the event there may be possible infringements or imitations, the Licensee agrees to cooperate fully and in good faith with the Licensor Partner at the Licensors request, to the extent necessary in the procurement of any protection or to protect any of the Licensor's rights with regard to that Licensor's Licensed Property and/or Proprietary Rights in the Licensed Property.

         14.      Indemnification.

                  (a) By the Licensor. The Licensor shall indemnify and hold the Licensee harmless from and against any and all losses, claims, damages and liabilities, jointly or severally, to which the Licensee may become subject under any applicable Federal or state law, or otherwise related to or arising out of any provision or obligation contemplated by this Agreement and the performance by the Licensor of the services contemplated by this Agreement, and shall reimburse the Licensee for all reasonable expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not the Licensee is a party thereto. In the event that the foregoing indemnity is unavailable or insufficient to hold the Licensee harmless, then the Licensor shall contribute to amounts paid or payable by the Licensee in respect of such losses, claims, damages and liabilities in such proportion as appropriately reflects the relative benefits received by, in fault of, the Licensee in connection with the matters as to which such losses, claims, damages and liabilities relate and other equitable considerations.

                  (b) By the Licensee. The Licensee shall indemnify and hold the Licensor harmless from and against any and all losses, claims, damages and liabilities, jointly or severally, to which the Licensor may become subject under any applicable Federal or state law, or otherwise related to or arising out of any provision or obligation contemplated by this Agreement and the performance by the Licensee of the services contemplated by this Agreement, and shall reimburse the Licensor for all reasonable expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation ot preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not the Licensor is a party thereto. In the event that the foregoing indemnity is unavailable or insufficient to hold the Licensor harmless, then the Licensee shall contribute to amounts paid or payable by the Licensor in respect of such losses, claims, damages and liabilities in such proportion as appropriately reflects the relative benefits received by, in fault of, the Licensor in connection with the matters as to which such losses, claims, damages and liabilities relate and other equitable considerations.

         15.      Non-Disclosure of Confidential Information.

                  (a) The Licensee acknowledges that the Licensor's Confidential Information are valuable, special and unique assets of the Licensor, access to and knowledge of which are essential to the performance of the Licensee hereunder. In light of the highly competitive nature of the industry in which the Licensor's Business is conducted, the Licensee agrees that all Confidential Information, heretofore or in the future obtained by the Licensee as a result of the Licensee's association with the Licensor shall be considered confidential.

                  (b) Excluded from the Confidential Information, and therefore not subject to the provisions of this Agreement, shall be any information which:

                           i) At the time of disclosure, is in the public domain as evidenced by printed publications;

                           ii) After the disclosure, enters the public domain by way of printed publication through no fault of the Licensee Contractor or those in privity with it;

                           iii)     The Licensee can show by written
         documentation was in its possession at the time of disclosure and which was not acquired directly or indirectly from the Licensor; or

                           iv)      The Licensee can show by written
         documentation was acquired, after disclosure, from a third party who did not receive it from the Licensor, and who had the right to disclose the information without any obligation to hold such information confidential.

                           v) The Licensee acknowledges that, as between the Licensor and the Licensee, the Confidential Information and any and all rights and privileges provided under the trademark, copyright, patent, trade secret and other laws of the United States, the individual states thereof, and jurisdictions foreign thereto, and the goodwill associated therewith, are and at all times will be the property of the Licensor.

                           vi)      The Licensee agrees that it shall:

                                    a)      Hold in confidence and not disclose
                  or make available to any third party any such Confidential Information unless so authorized in writing by the Licensor;

                                    b)       Exercise all reasonable efforts to
                   prevent third parties from gaining access to the Confidential Information;

                                    c)       Not use, directly or indirectly,
                  the Confidential Information in any respect of its business, except as necessary to evaluate the information;

                                    d)       Restrict the disclosure or
                  availability of the Confidential Information to those of the Licensee's Affiliates and/or sublicensees who have a need to know the information in order to achieve the purposes of this Agreement;

                                    e)       Not copy or modify any
                  Confidential Information without prior written consent of the Licensor.

                                    f)       Take such other protective
                  measures as may be reasonably necessary to preserve the confidentiality of the Confidential Information; and

                                    g)       Relinquish and require all of its
                   Affiliates and/or sublicensees to relinquish all rights it and its Affiliates and/or sublicensee may have in any matter, such as drawings, documents, models, samples, photographs, patterns, templates, molds, tools or prototypes, which may contain, embody or make use of the Confidential Information; promptly deliver to the Licensor any such matter as the Licensor may direct at any time; and not retain any copies or other reproductions thereof.

                           vii)     The Licensee further agrees:

                                    a)       That it shall promptly disclose in
                  writing to the Licensor all ideas, inventions, improvements and discoveries which may be conceived, made or acquired by the Licensee or its sublicenses and/or Affiliates as the direct or indirect result of the disclosure by the Licensor of the Confidential Information to the Licensee;

                                    b)       That all such ideas, inventions,
                  improvements and discoveries conceived, made or acquired by the Licensee, alone or with the assistance of others, relating to the Confidential Information, shall be the property of the Licensor and shall be treated as Confidential Information in accordance with the provisions hereof and that Licensee shall not acquire any intellectual property rights under this Agreement except the limited right to use set forth in this Agreement.

                                    c)       That Licensee and its sublicensees
                  and/or Affiliates shall assist in the preparation and execution of all applications, assignments and other documents which the Licensor may deem necessary to obtain patents, copyrights and the like in the United States and in jurisdictions foreign thereto, and to otherwise protect the Licensor.

                  (c) Upon written request of the Licensor, the Licensee shall return to the Licensor all written materials containing the Confidential Information. The Licensee shall also deliver to the Licensor written statements signed by the Licensee certifying all materials have been returned within five days of receipt of the request.

         16. Covenants as Essential Elements of this Agreement. It is understood by and between the parties hereto that the foregoing covenants by the Licensee contained in Section 15 of this Agreement shall be construed to be agreements independent of any other element of the Licensee's services to the Licensor. The existence of any other claim or cause of action, whether predicated on any other provision in this Agreement, or otherwise, as a result of the relationship between the parties shall not constitute a defense to the enforcement of the covenants in this Agreement against the Licensee.

         17.      Remedies.

                  (a) The Licensee acknowledges and agrees that the Licensor's remedy at law for a breach or threatened breach of any of the provisions of Section 15 herein would be inadequate and the breach shall be per se deemed as causing irreparable harm to the Licensor. In recognition of this fact, in the event of a breach by the Licensee of any of the provisions of Section, the Licensee agrees that, in addition to any remedy at law available to the Licensor, including, but not limited to monetary damages, the Licensor, without posting any bond, shall be entitled to obtain, and the Licensee agrees not to oppose the Licensor's request for equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available to the Licensor.

                  (b) The Licensee acknowledges that the granting of a temporary injunction, temporary restraining order or permanent injunction merely prohibiting the use of Confidential Information would not be an adequate remedy upon breach or threatened breach of Section 15 and consequently agrees, upon proof of any such breach, to the granting of injunctive relief prohibiting any form of competition with the Licensor. Nothing herein contained shall be construed as prohibiting the Licensor from pursuing any other remedies available to it for such breach or threatened breach.

                  (c) In the event that the Licensee shall be in violation of the any of the provisions of Section 15, then the time limitation during which breach or breaches should occur, and in the event the Licensor should be required to seek relief from such breach in any court or other tribunal, then the covenant shall be extended for a period of time equal to the pendency of such proceedings, including appeal.

                  (d) The Licensee specifically acknowledges that to the extent there is a violation of Section 15, the Licensee and the Person violating Section 15 shall be jointly and severally liable to the Licensor for any damages to the Licensor.

         18. Attorneys' Fees. The Licensee agrees that in the event that the Licensor is required to engage an attorney to enforce the terms of the covenants in Sections 15 of this Agreement, the Licensee shall pay all costs and expenses of that attorney or firm, whether or not a complaint or suit is filed with any court of competent jurisdiction.

         19. Term. The term of this Agreement shall begin as of the Effective Date and shall continue for a period of fifteen (15) years, which term shall be automatically renewed for two successive fifteen (15) year periods.

         20.      Termination.

                  (a) Immediate Termination. This Agreement may be terminated immediately by the Licensor upon the occurrence of any of the following events:

                           i) The willful engagement in misconduct that is materially injurious to the Licensor, monetarily or otherwise;

                           ii) An act or acts (a) constituting a felony, under the laws of the United States or any state thereof or (b) causing the Licensee to lose any of the Licensee's professional licenses necessary to the performance of the Licensee's obligations set forth in this Agreement.

                           iii) Insolvency, liquidation or bankruptcy of Licensee, whether voluntary or involuntary or equivalent;

                           iv) Appointment of a trustee or receiver for Licensee (or equivalent).

                  (b) The waiver of any default under this Agreement by Licensor shall not constitute a waiver of the right to terminate and/or cancel this Agreement for any subsequent or like default, and the exercise of the right of termination/cancellation shall not impose any liability by reason of termination/cancellation nor have the effect of waiving any damages to which Licensor might otherwise be entitled.

         21. Effect on Prior Agreements. This Agreement supersedes any and all prior or written agreements in their entirety between the Licensor and the Licensee, which shall be void and of no further force and effect after the date of this Agreement.

         22. Notices. Any and all notices, designations, consents, offers, acceptances or other communication provided for herein shall be given in writing and delivered in person or by registered or certified mail, return receipt requested, directed to the address shown below, unless notice of a change of address is furnished:

         If to the Licensor:
         VIRAGEN TECHNOLOGY, INC.
         2343 West 76th Street
         Hialeah, Florida 33016
         Attn:  Gerald Smith, President

         With a copy to:
         ATLAS, PEARLMAN, TROP & BORKSON, P.A.
         New River Center, Suite 1900
         200 E. Las Olas Boulevard
         Fort Lauderdale, FL 33301
         Attn:  James Schneider, Esq.

         If to the Licensee:
         VIRAGEN (SCOTLAND) LTD.
         2343 West 76th Street
         Hialeah, Florida 33016
         Attn:  Dennis W. Healey, Managing Director

         With a copy to:
         DORMAN JEFFREY & CO. SOLICITORS
         Madeleine Smith House
         6/7 Blythswood Square
         Glasgow, Scotland  G2 4AD
         Attn:  David Gibson, Esq.

         23. Waiver. Unless agreed in writing, the failure of either party, at any time, to require performance by the other of any provisions hereunder shall not affect its right thereafter to enforce the same, nor shall a waiver by either party of any breach of any provision hereof be taken or held to be a waiver of any other preceding or succeeding breach of any term or provision of this Agreement. No extension of time for the performance of any obligation or act shall be deemed to be an extension of time for the performance of any other obligation or act hereunder.

         24. Complete Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the contents hereof and supersedes all prior agreements and understandings between the parties with respect to such matters, whether written or oral. Neither this Agreement nor any term or provision hereof may be changed, waived, discharged or amended in any manner other than by an instrument in writing, signed by the party against which the enforcement of the change, waiver, discharge or amendment is sought.

         25. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute but one Agreement.

         26. Binding Effect/Assignment. This Agreement shall be binding upon the parties hereto, their heirs, legal representatives, successors and assigns. This Agreement shall not be assignable by the Licensee but shall be assignable by the Licensor (i) to any successor in interest of the Licensor; or
(ii) in connection with the sale, transfer or other disposition of its business or to any of the Licensor's Affiliates controlled by or under common control with the Licensor.

         27. Governing Law. This Agreement shall become valid when executed and accepted by the Licensor and, shall be construed pursuant to the laws of the United States and more particularly pursuant to the laws of the State of Florida, without giving effect to any conflict of laws principles.

         28. Headings. The headings of the sections are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

         29. Survival. Any termination of this Agreement shall not, however, affect the ongoing provisions of this Agreement which shall survive such termination in accordance with their terms.

         30. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         31. Enforcement. Should it become necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, the successful party will be awarded reasonable attorneys' fees at all trial and appellate levels, expenses and costs.

         32. Construction. This Agreement shall be construed within the fair meaning of each of its terms and not against the party drafting the Agreement and related Exhibits and documents.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written in Dade County, Florida, U.S.A.

WITNESS:                             THE LICENSOR:

                                     VIRAGEN TECHNOLOGY, INC.

/s/ Patricia Zambrano
--------------------------------

                                     By: /s/ Gerald Smith
                                         ------------------------------------
                                     Gerald Smith, President


                                     THE LICENSEE:

                                     VIRAGEN (SCOTLAND) LTD.

/s/ Steven Sanders
--------------------------------

                                     By: /s/ Dennis W. Healey
                                         ------------------------------------
                                     Dennis W. Healey, Managing Director

                                   EXHIBIT A

             INVENTIONS OR DESIGNS APPLICABLE TO LICENSED PROCESSES

                                   EXHIBIT B

                                 PATENT RIGHTS

                                   EXHIBIT C

                      MANUFACTURING AND LICENSE AGREEMENT
                                    BETWEEN
                            VIRAGEN (SCOTLAND) LTD.
                                    AND THE
                  SCOTTISH NATIONAL BLOOD TRANSFUSION SERVICE

                                   EXHIBIT D

                              SCHEDULE OF PAYMENTS